Exhibit 10.9

AMENDMENT TO
DIRECTOR AGREEMENT

AMENDMENT TO DIRECTOR AGREEMENT dated as of July 30, 2026, with an effective date of August 1, 2026 (the “Effective Date”) by and between WhiteFiber, Inc., a Cayman Islands exempted company, with its principal business at 31 Hudson Yards, Floor 11, Suite 30, New York, New York 10001 (the “Company”) and Mr. Pruitt Hall, with an address at [Intentionally left blank] (the “Director”).

W I T N E S S E T H :

WHEREAS, the Company and the Director entered into a Director Agreement dated as of May 5, 2025 (the “Agreement”); and

WHEREAS, the Agreement provided for the Directorship Term to be one (1) year from the commencement of trading of the Company’s Ordinary Shares on the Nasdaq Capital Market.

NOW, THEREFORE, in consideration of the mutual premises and covenants and agreements contained herein and for other good and valuable consideration by each of the parties, the parties hereby agree as follows:

1. Section 4 Remuneration of the Director Agreement is hereby amended to read as follows: Director’s compensation as an independent director shall be $270,000 per annum, paid on a monthly basis.

2. Section 5(a) of the Director Agreement. is hereby amended to read as follows:

“Directorship Term. The “Directorship Term”, as used in this Agreement, shall mean the period commencing on the Effective Date hereof and terminating on the earliest of the following to occur:

(a) the earlier of one (1) year from the Effective date, subject to re-election by a majority of the shareholders of the Company. Bit Digital, as the majority shareholder of the Company will vote its shares in favor of re-election of the Director at the Annual General Meeting of Shareholders. The Agreement will be renewed automatically for additional one-year terms if neither the Company nor the Director provides a notice of termination of services on the Board of Directors to the other party, or otherwise within three months prior to the expiration of the applicable term.”

Except as set forth herein, the Agreement remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the 30th day of July 2026.

“DIRECTOR”	WHITEFIBER, INC.

/s/ Pruitt Hall	By:	/s/ Sam Tabar
Pruitt Hall		Name:	Sam Tabar
		Title:	Chief Executive Officer

[SIGNATURE PAGE TO PRUITT HALL AMENDED DIRECTOR AGREEMENT]